Exhibit 10.1

RETENTION AND STAY BONUS AGREEMENT

THIS RETENTION AND STAY BONUS AGREEMENT (this “Agreement”) is made and entered into effective as of September __, 2013 (the “Effective Date”), by and between Zoltek Companies Inc., a Missouri corporation (the “Company”), and _________, an individual (“Employee”).

RECITALS

A.     The Company previously advised Employee that it undertook a process of assessing strategic alternatives for its business, which could result in a sale of the business or change in the operational control of the Company.

B.     Employee and the Company believe it to be in their mutual interests to set forth in writing all of the terms and conditions relating to Employee’s eligibility to receive certain bonus payments relating to such a potential transaction.

AGREEMENT

In consideration of the foregoing, the mutual promises and covenants contained herein, and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.     Definitions. For the purposes of this Agreement, the following capitalized terms have the following meanings:

“Affiliate” means any corporation or other business entity that from time to time is, along with the Company, a member of a controlled group of businesses, as defined in Sections 414(b) and 414(c) of the Code, provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in the text of such sections. A corporation or other business entity is an Affiliate only while a member of such controlled group.

“Cause” shall be determined by the Board of Directors of the Company and shall mean any of the following: (i) failure of Employee to perform Employee’s duties in Employee’s position in a manner consistent with Employee’s prior performance of such duties or the Employment Terms (as defined below), which failure, if capable of being cured, is not cured within 10 days following written notice by the Company to Employee, (ii) Employee’s refusal to comply with reasonable requests made of Employee by the Board of Directors of the Company, which failure, if capable of being cured, is not cured within 10 days following written notice by the Company to Employee, (iii) personal dishonesty involving the Company’s business, or breach of a fiduciary duty to the Company involving personal gain, or (iv) a breach by Employee of any provision of this Agreement or the Employment Terms, which breach, if capable of being cured, is not cured within 10 days following written notice by the Company to Employee.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information belonging to the Company, the Company or any subsidiary or other Affiliate of the Company, and that is not generally known by the public, including, but not limited to, plans, procedures, methods of operation, methods of production, financial data, lists of actual and potential customers and suppliers, marketing strategies, plans for development and expansion, customer and supplier data, technical or nontechnical data, formulae, algorithms, software, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial plans, product plans, and/or other confidential and sensitive information, including trade secrets, in which the Company derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons or entities who can obtain economic value from their disclosure or use.

“Sale” means:

(i) The acquisition by one person, or more than one person acting as a group, of ownership of capital stock of the Company that, together with capital stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the issued and outstanding capital stock of the Company; or

(ii) The acquisition by one person, or more than one person acting as a group, of the ownership of assets of the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to 50% or more of the total gross fair market value of all of the assets of the Company immediately before such acquisition, expressly excluding the piecemeal sale of any of the assets of the Company.

Persons will not be considered to be acting as a group solely because they purchase or own capital stock of the same entity at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of capital stock, or similar business transaction with the Company. This definition of “Sale” shall be interpreted in accordance with, and in a manner that will bring such definition into compliance with, the definition of a change in control event in the regulations under Section 409A of the Code.

“Sale Period” means the period during which the Company or its respective representatives engage in activity to identify a third party for a Sale and effectuate a Sale. The Sale Period shall commence as of the Effective Date and shall end on the earlier of (1) the closing of a Sale or (2) written notice to Employee that the Company has terminated the Sale Period without a Sale.

“Sale Process” means the activities of the Company and its respective officers, potential purchasers, and other third parties, or their representatives, during the Sale Period carried on for the purposes of effectuating a Sale.

2.     Duties. In order to qualify for the Stay Bonus and/or Retention Bonus as set forth and defined below, Employee agrees that, until Employee is released by the Company from Employee’s obligations hereunder, Employee shall perform fully the terms of this Agreement, cooperate in the Sale Process, provide assistance and information requested of Employee by those involved in the Sale Process, and perform fully Employee’s duties for the Company, in Employee’s position with the Company or any subsidiary or other Affiliate of the Company, in a manner consistent with Employee’s prior performance of such duties and in accordance with all agreements, covenants, commitments and obligations binding upon Employee under (a) written agreements to which Employee (on the one hand) and the Company or any subsidiary or other Affiliate of the Company (on the other hand) are parties, and (b) all applicable regulations and policies of Company relating to employment (all such agreements, covenants, commitments and obligations, collectively, the “Employment Terms”). Except as modified by this Agreement, the terms and conditions of Employee’s employment with the Company under the Employment Terms shall remain the same as prior to the Sale Period. Without limiting the generality of the foregoing, nothing in this Agreement is intended to alter, amend or change Employee’s status as an at-will employee of the Company. Determination of Employee’s performance under this Section 2 and Employee’s satisfaction of the conditions set forth in Section 4 shall remain in the sole and absolute discretion of the Company and its Board of Directors.

3.     Confidentiality.

A.     Acknowledgments. Employee acknowledges Employee’s continuing confidentiality and non-disclosure obligations with respect to the Confidential Information in accordance with the Employment Terms. Employee further acknowledges that the Company is only considering bonuses payments for a select group of employees; accordingly, Employee covenants and agrees that Employee will keep confidential this Agreement and the terms hereof, including the eligibility for bonuses payments and the potential amounts thereof, except to the extent disclosure is required by law or authorized in writing by the Company. Employee’s failure to maintain the confidentiality of this Agreement and its terms will immediately terminate Employee’s eligibility for the Stay Bonus and the Retention Bonus.

B.     Ownership. All records, notes, files, drawings, documents, plans and like items, and all copies thereof, relating to or containing or disclosing Confidential Information of the Company or any subsidiaries or other Affiliates thereof which are made or kept by Employee or which are disclosed to or come into the possession of Employee, shall be and remain the sole and exclusive property of the Company and/or such subsidiary or Affiliate, as applicable. Upon termination of employment, Employee agrees to deliver immediately to the Company (or to the person then designated by the Company or, in lieu of such designation, to an officer of the Company), the originals and all copies of any of the foregoing.

4.     Conditions to Payment of Bonuses. Employee acknowledges and agrees that payment of the Stay Bonus and/or the Retention Bonus is expressly contingent upon: (a) Employee’s complete cooperation with the Company and any representatives of the Company in the Sale Process and providing assistance or information requested of Employee by those involved in the Sale Process on behalf of the Company; (b) Employee’s full compliance with the non-disclosure and confidentiality provisions with respect to the Confidential Information, including Confidential Information relating to the potential Sale; and (c) Employee’s full compliance with Section 2 of this Agreement.

5.     Stay Bonus. Provided that Employee fully complies with the terms and conditions of this Agreement and the conditions set forth in Section 4 are fully satisfied, and provided further that the Employee continuously remains in the full-time employ of the Company through the closing date of the Sale (unless the Company terminates Employee’s employment without Cause during the Sale Period), the Company shall pay to Employee a bonus of $______, less all withholdings and deductions required by law to be withheld and deducted from a bonus payment (the “Stay Bonus”), such Stay Bonus to be paid in a single lump sum at the closing of the Sale. In addition to the conditions set forth in Section 4 that must be satisfied, Employee acknowledges and understands that Employee shall not be eligible for a Stay Bonus under this Agreement if: (a) the Sale Period is terminated without a Sale; (b) Employee voluntarily terminates Employee’s employment with the Company prior to the closing date of a Sale; or (c) the Company terminates Employee’s employment for Cause during the Sale Period. If Employee’s employment is terminated by the Company without Cause during the Sale Period, Employee will be entitled to the Stay Bonus only if the Sale closes during the Sale Period.

6.     Retention Bonus. Provided that Employee fully complies with the terms and conditions of this Agreement and the conditions set forth in Section 4 are fully satisfied, and provided further that the Employee continuously remains in the full-time employ of the Company through the 90th day following the closing date of the Sale (unless the Company terminates Employee’s employment without Cause prior to the 90th day following the closing date of the Sale ), the Company shall pay to Employee a bonus of $______, less all withholdings and deductions required by law to be withheld and deducted from a bonus payment (the “Retention Bonus”), such Retention Bonus to be paid by the Company in a single lump sum on the 90th day following the closing of the Sale. In addition to the conditions set forth in Section 4 that must be satisfied, Employee acknowledges and understands that Employee shall not be eligible for a Retention Bonus under this Agreement if: (a) the Sale Period is terminated without a Sale; (b) Employee voluntarily terminates Employee’s employment with the Company prior to the 90th day following the closing date of a Sale; or (c) the Company terminates Employee’s employment for Cause at any time prior to the 90th day following the closing date of a Sale. If Employee’s employment is terminated by the Company without Cause prior to the 90th day following the closing date of a Sale, Employee will be entitled to the Retention Bonus only if the Sale closes during the Sale Period.

7.     Notices. Any notices or other communications required or permitted hereunder to any party hereto shall be sufficiently given when delivered in person, or one business day after dispatch of such notice with a recognized overnight delivery service, or when sent by electronic mail if a confirmation is received by the sender and provided the sender also sends a copy by first class mail, in each case addressed as follows:

In the case of the Company, to:

Zoltek Companies, Inc.

3101 McKelvey Road

St. Louis, MO 63044

Attn: John White

Human Resource Department

Email: john.white@zoltek.com

with a copy to:

Thompson Coburn LLP

One US Bank Plaza, Suite 3400

St. Louis, Missouri 63101

Attn: Thomas A. Litz

Email: tlitz@thompsoncoburn.com

In the case of Employee, to Employee’s home address on file in the Human Resources Department.

or such substituted address or attention as any party shall have given notice to the others in writing in the manner set forth in this Section 7; provided, however, that such substitute address or attention shall be effective only upon receipt.

9.     Governing Law; Venue. This Agreement shall be governed as to its validity and effect by the laws of the State of Missouri without regard to principles of conflict of laws. Any action brought to interpret, enforce, or seek remedy for the breach of any provision of this Agreement shall be brought only in the state or federal courts situated in or for St. Louis County, Missouri. The parties hereby acknowledge the proper venue for such courts for any such dispute and submit to the personal jurisdiction thereof.

10.   Binding Effect. Employee’s rights under this Agreement shall inure to the benefit of Employee’s heirs, personal representatives and successors in interest. Employee agrees that the Company’s obligations hereunder may be performed and satisfied by the Company’s beneficial owner(s) in the event that the Sale contemplated hereunder results in a purchaser or purchasers acquiring the capital stock of the Company.

11.   Entire Agreement; General Terms. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may be modified, amended or waived only by written instrument executed by all parties. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature. Should any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affect any provision of this Agreement, the provision or provisions so affected shall be automatically conformed to the law or determination and otherwise this Agreement shall continue in full force and effect.

12.     Section 409A Compliance. The parties intend that any amounts payable under this Agreement comply with Section 409A of the Code or an exemption therefrom, including regulations and guidance thereunder, so as not to subject Employee to the payment of any additional taxes, penalties or interest imposed under Section 409A with respect to amounts paid under this Agreement or any other agreement or arrangement between the parties. The parties agree to amend this Agreement to the extent necessary to bring this Agreement into compliance with Code Section 409A as it may be interpreted by any regulations, guidance or amendments to Section 409A issued or adopted after the date of this Agreement. Nothing in this Agreement shall be interpreted to permit (a) accelerated payment of nonqualified deferred compensation, as defined in Section 409A, (b) any other payment in violation of the requirement of Section 409A, or (c) Employee to designate the taxable year of any payment. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirement of Section 409A from Employee or any other individual to the Company or any Affiliates, employees or agents. All taxes imposed on or associated with payments made to Employee pursuant to this Agreement, including any liability imposed under Section 409A, shall be borne solely by Employee.

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IN WITNESS WHEREOF, the parties hereto have executed this Retention and Stay Bonus Agreement as of the date first above written.

COMPANY

ZOLTEK COMPANIES, INC.

By:

Name:

Title:

EMPLOYEE

Name: